UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 27, 2015

Spirit Realty Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On August 27, 2015 (the “Effective Date”), Spirit Realty Capital, Inc. (the “Company”) entered into amended and restated employment agreements with Thomas H. Nolan, Jr., Chief Executive Officer, Gregg A. Seibert, Executive Vice President and Chief Investment Officer, and Mark L. Manheimer, Executive Vice President – Asset Management (collectively, the “Executives”). The amended and restated employment agreements replaced the employment agreements between the Executives and the Company in effect prior to the Effective Date.
The employment agreements provide for an initial term of three years from the Effective Date with automatic one-year renewal periods absent prior written notice of non-renewal by either party.
During the employment term, Mr. Nolan, Mr. Seibert and Mr. Manheimer will receive base salaries at an annual rate of not less than $775,000, $375,000 and $300,000, respectively (each such executive’s “Base Salary”). The Executives are each eligible to receive an annual discretionary incentive payment under the Company’s annual bonus plan as may be in effect from time to time, based on a target bonus opportunity equal to 125% of his Base Salary in the cases of Mr. Seibert and Mr. Manheimer, and 175% of his Base Salary in the case of Mr. Nolan, and a maximum bonus opportunity of 200% of his Base Salary in the cases of Mr. Seibert and Mr. Manheimer, and 300% of his Base Salary in the case of Mr. Nolan. Any such annual bonus plan incentive payment would be based upon the attainment of one or more pre-established performance goals set by the Company's Board of Directors (the "Board") in its sole discretion. The performance criteria will be based on both financial and non-financial goals established during the Company's annual budgeting process. During the employment term, the Executives shall also be eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the Company as well as any employee benefit plan available for the benefit of its employees generally, along with certain additional benefits.
If any of the Executives’ employment is terminated during the term of the Employment Agreement by the Company without “Cause,” by the Executive for “Good Reason” (each, as defined in Employment Agreement) or by reason of the Company’s failure to extend the term of the Employment Agreement at the end of the initial term or at the one-year extension period(s) thereafter, then in addition to any accrued amounts owed, the Executive would be entitled to receive (a) a lump sum payment totaling, in the cases of Mr. Seibert and Mr. Manheimer, two times, and in the case of Mr. Nolan, three times, his Base Salary then in effect, (b) an amount equal to his annual cash bonus paid in the prior year, (c) an amount equal to the pro-rata portion of his annual bonus for the year in which the termination occurs (as well as his prior year’s annual bonus if not yet paid in the year of termination), (d) accelerated vesting of time-based vesting equity awards, and (e) continuing healthcare coverage for up to 24 months in the cases of Mr. Seibert and Mr. Manheimer, and up to 36 months in the case of Mr. Nolan. In the event that the Executive is terminated by reason of his death or disability, he will be entitled to receive, in addition to payment of accrued compensation and benefits through the date of termination, an amount equal to the pro-rata portion of his annual bonus for the year in which the termination occurs (as well as his prior year’s annual bonus if not yet paid in the year of termination).
The Executives’ employment agreements include restrictive covenants of 12 months in the cases of Mr. Seibert and Mr. Manheimer, and 24 months in the case of Mr. Nolan, regarding noncompetition and nonsolicitation following its termination as well as confidentiality and nondisparagement obligations.
The foregoing description of the terms of Executives’ employment agreements is a summary which does not purport to be complete and is subject to and qualified in its entirety by reference to the employment agreements, copies of which are filed herewith as Exhibit 10.1 in the case of Mr. Nolan, 10.2 in the case of Mr. Seibert and 10.3 in the case of Mr. Manheimer.
Transition and Separation Agreement with Michael A. Bender
On August 27, 2015, the Company entered into a Transition and Separation Agreement (the “Agreement”) with Michael A. Bender who resigned as Executive Vice President, Chief Accounting Officer and Assistant Treasurer on the Effective Date, and will continue his employment with the Company in a non-executive role until January 15, 2016 (the “Termination Date”). During the period from the Effective Date to the Termination Date, Mr. Bender will continue to receive the salary and benefits that he was receiving immediately prior to the Effective Date and shall continue to vest in his equity and other long-term incentive awards. Upon completion of services under the Agreement, following the Termination Date Mr. Bender will receive cash severance in an amount equal to his monthly base salary for 24 months, a cash bonus for his 2015 services rendered as provided for in his current employment agreement, and accelerated vesting of his then-outstanding equity and other long-term incentive awards. In consideration for the benefits under the Agreement, Mr. Bender agreed to various provisions, including a general release of claims against the Company, waivers of various rights and other customary provisions. The foregoing summary is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
On the Effective Date, pursuant to authorization of the Board as permitted by the Maryland General Corporation Law and the Company’s bylaws, the Company amended its bylaws to (a) clarify the voting standards applicable to the election of directors, (i) providing for directors to be elected by a plurality of the votes cast at any meeting of stockholders if the number of director candidates nominated for election at such meeting exceeds the number of directors to be elected due to a stockholder nomination of a candidate for election in a notice submitted in accordance with the Bylaws, and (ii) providing for majority of votes cast standards at any meeting of stockholders where no such contested election exist; and (b) identify certain courts in Maryland as the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of duties owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law or the Company’s charter or bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine. The foregoing summary is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws, a copy of which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Thomas H. Nolan Jr. - Employment Agreement
10.2	Greg A. Seibert - Employment Agreement
10.3	Mark Manheimer - Employment Agreement
10.4	Michael A. Bender - Transition and Separation Agreement
10.5	Amended and Restated Company Bylaws

(d) Exhibits.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Phillip D. Joseph, Jr.
Phillip D. Joseph, Jr. Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer)
Date: August 28, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Thomas H. Nolan Jr. - Employment Agreement
10.2	Greg A. Seibert - Employment Agreement
10.3	Mark Manheimer - Employment Agreement
10.4	Michael A. Bender - Transition and Separation Agreement
10.5	Amended and Restated Company Bylaws